SECOND AMENDMENT to the
FUND ACCOUNTING SERVICING AGREEMENT

THIS SECOND AMENDMENT to the Fund Accounting Servicing Agreement is made and entered into by and between NORTH SQUARE INVESTMENTS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a/ U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”) and is effective as of the last date on the signature block.

WHEREAS, the Trust and Fund Services have previously entered into a certain Fund Accounting Servicing Agreement, dated as of May 9, 2019 (the "Agreement"); and

WHEREAS, the parties desire to add the new funds to its series; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

(1)North Square Altrinsic International Equity Fund and North Square McKee Bond Fund will be added to the Exhibit A.
Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

(2)Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications or prior writings (except as otherwise provided herein) with respect thereto. Except as expressly amended herein, all of the provisions of the Agreement shall remain in full force and effect, and all references to the Agreement in the Agreement or any document related thereto shall for all purposes constitute references to the Agreement as amended hereby. This Amendment shall in no way operate as a novation, release, or discharge of any of the provisions of the Agreement (except as amended herein), or any indebtedness thereby evidenced.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year last written below.

North Square Investments Trust        U.S. Bank National Association
By:__/s/ Alan E. Molotsky_________        By:___/s/ Anita Zagrodnik________
Name: __Alan E. Molotsky_______        Name: __Anita Zagrodnik_________
Title: _Secretary/Treasurer________        Title: ___Senior Vice President______
Date: __8/30/20_________________        Date: ____9/15/2020_______________

Exhibit A
to the
Fund Accounting Servicing Agreement

Fund Names

North Square Advisory Research All Cap Value Fund
North Square Dynamic Small Cap Fund
North Square Multi Strategy Fund
North Square Oak Ridge All Cap Growth Fund (formerly Disciplined Growth Fund)
North Square Oak Ridge Dividend Growth Fund
North Square Oak Ridge Small Cap Growth Fund
North Square Strategic Income Fund
North Square Altrinsic International Equity Fund
North Square McKee Bond Fund

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